UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2011
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52398	76-0773948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 108th Avenue NE, Suite 150, Bellevue WA	98004
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(206) 922-2203

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement.

On February 4, 2011, Westmont Resources, Inc., a Nevada corporation (the “Company”) executed in completion the Purchase and Sale Agreement of the Working Well Interest (the “Purchase Agreement”), in conjunction with Domestic Energy Corporation (“Domestic”), whereby the Company agreed to acquire approximately a 70% working interest in 92 Oil and Natural Gas Wells located in the Scott and Morgan Counties of Tennessee representing 100% of the Domestic Energy holdings in these assets.  The collective grouping of these 92 wells is identified as a collective asset on the books of Westmont Resources Inc identified as the “Scott-Morgan 1” project.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The transaction described in Item 1.01, herein above, was completed on February 4, 2011.

Section 7 - Disclosure

Item 7.01 Regulation FD Disclosure.

On February 8, 2011, the Company issued a press release announcing the Scott-Morgan 1 Project Acquisition.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits,

Exhibit Number	Description
2.1	Purchase and Sale Agreement of Working Interest, dated February 4, 2011, among Westmont Resources Inc, and Domestic Energy Corporation
99.1	Press Release of Westmont Resources Inc, dated February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011	WESTMONT RESOURCES, INC.

By: /s/ Dr. Bruce Fischer
Name: Dr. Bruce Fischer
Title: Chief Executive Officer